Exhibit 99.1

Contacts:
Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
617-492-4040 ext. 310	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

Mac-Gray Reports Strong Second Quarter

Achieves Record Revenue of $63.4 Million;

Proceeds from Sale of Corporate Headquarters Reduce Debt

CAMBRIDGE, MA, July 21, 2005 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services and energy-efficient MicroFridge® appliances to multi-unit housing locations, today announced its financial results for the quarter ended June 30, 2005.

Mac-Gray reported record second-quarter revenue of $63.4 million, an increase of 40% from 2004 second-quarter revenue of $45.2 million.  Net income for the quarter was $7.3 million, or $0.55 per diluted share, compared with second-quarter 2004 net income of $877,000, or $0.07 per diluted share.  Second-quarter 2005 net income includes a pre-tax gain on the sale of real estate of $10.8 million.  Excluding the gain on real estate, adjusted net income for the second quarter of 2005 was $1.1 million, or $0.08 per diluted share.

For the six months ended June 30, 2005, Mac-Gray reported record revenue of $125.8 million, an increase of 42% from revenue of $88.8 million for the first six months of 2004.  Net income for the first half of 2005 was $9.0 million, or $0.68 per diluted share, compared with $2.7 million, or $0.21 per diluted share, for the first half of 2004.  Excluding the $10.8 million pre-tax gain on real estate in the first six months of 2005 and a pre-tax gain on the sale of assets of $1.2 million in the first six months of 2004, adjusted net income for the six months ended June 30, 2005 was $2.9 million, or $0.22 per diluted share, compared with $2.1 million, or $0.16 per diluted share, for the comparable period in 2004.

Please refer to Table 1, included at the end of this news release, for a reconciliation of net income, as reported, to adjusted net income.

Comments on the Second Quarter

“Mac-Gray’s strong performance in the second quarter represents good execution of our core business strategy, which combines organic growth, technological differentiation, and selective acquisitions,” said Stewart MacDonald, Mac-Gray’s chairman and chief executive officer.

“Our facilities management business posted a record 52% year-over-year increase in revenue to $53.0 million compared with $34.8 million in the second quarter of 2004.  Most of that increase is attributable to our January acquisition of assets.  In our pre-acquisition markets, revenue rose 2.6% and 4.5% for the quarter and six-month periods ended June 30, 2005, respectively.  We are pleased by the improving trend of our internal growth.

“Product Sales were essentially level at $10.5 million for the quarter compared with last year, with MicroFridge® sales virtually flat, and 7% and 8% gains in Laundry Equipment sales for the quarter and six-month periods ended June 30, 2005, respectively.

“The integration of the January 2005 acquisition continued as planned during the quarter.  As expected, no significant or unusual capital requirements have been necessary to maintain our standards of equipment.  The task of unifying our data and financial systems is complete and we are on schedule for the full integration of all aspects of the business to be in place by the end of October.

“During the second quarter, we continued to successfully negotiate with locations that have historically chosen to manage their own laundry facilities.  In June, we announced a deal with one of the major developers and operators of upscale multi-family communities in the United States – Post Properties.  Mac-Gray won a contract to manage 34 of Post’s upscale multi-family apartment communities in Georgia, Florida, North Carolina and Texas.  We chose to highlight that success not only because Post Properties is an important customer, but also because it is indicative of a positive trend for Mac-Gray.  For the past three years, self-ownership has been our most challenging competitor.  Year-to-date, however, we have succeeded in winning 41% more business from self-ownership than we have lost to it.

“Mac-Gray also extended its technology leadership and differentiation in the quarter.  Earlier this month, we announced that
Mac-Gray has become the first provider of wireless connection laundry facilities for colleges and universities.  This addition to our Intelligent Laundry Systems™ suite of products ensures that our technology remains state-of-the-art while helping to expand our market with a more cost-efficient option for our clients.  By the start of the academic year in September, more than 50 colleges and universities in nearly 20 states will have installed the LaundryView™ system.

“The Company also completed the $11.8 million sale of its corporate headquarters in Cambridge in the quarter.  We used the net proceeds to repay the $3.8 million remaining mortgage and reduce our existing bank debt by $7.5 million.  Our business has grown considerably during the past several years, and as a result, we have outgrown our existing space and require facilities that can accommodate additional growth.  We expect to lease and move into new offices by year-end.

Business Outlook and Financial Guidance

“Our outlook for the remainder of 2005 has not changed and remains positive.  With the anticipated full integration of the January acquisition, we will focus on increasing density and profitability within Mac-Gray’s footprint, which is now virtually national in scope.  With a strong pipeline of business and an industry-leading sales force, we expect continued internal growth.  As appropriate, we will continue to consider accretive acquisitions,” concluded MacDonald.

Based on its second-quarter results and current market conditions, Mac-Gray reiterated its previously announced guidance for the full-year 2005, as set forth below:

•                  Revenue in the range of $245 million to $260 million;

•                  Diluted earnings per share in the range of $0.92 to $0.97*;

•                  Interest expense in the range of $9 million to $12 million;

•                  An income tax rate of 42% to 43.5%;

•                  Depreciation and amortization in the range of $30 million to $33 million; and

•                  Total capital expenditures in the range of $22 million to $25 million.

* Full-year 2005 earnings of $0.92 to $0.97 per diluted share includes a one-time gain of $0.47 per diluted share relating to the sale of the Company’s Cambridge, Massachusetts headquarters in the second quarter.

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to vacancy rates, no change in the number of shares outstanding in calculating earnings per share data and the earnings impact of the events referenced in this release (excluding the sale of the Company’s corporate headquarters.)  These estimates may be subject to fluctuations as a result of a number of factors, including the Company’s ability to successfully complete the integration of the acquired assets and operations of Web Service Co. and service the increased debt incurred to finance the acquisition, as well as the risk that the Company will incur unanticipated costs related to the acquired operations or not realize expected revenues, synergies and cost savings.  There can be no assurance that Mac-Gray’s actual results will not differ materially from the estimates set forth above.

Conference Call Information

The Company will host a conference call at 10:00 a.m. ET today during which Stewart MacDonald, Mac-Gray’s chairman and chief executive officer, and Michael Shea, chief financial officer, will summarize the Company’s financial results, review business and operating highlights from the quarter, provide a business and financial outlook, and answer questions.  To hear a live broadcast of the call, log onto www.macgray.com or dial (312) 461-9554 or (800) 930-1344 prior to the call.

You can also access a replay of the conference call in the Investor Relations section of Mac-Gray’s website at www.macgray.com.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of card- and coin-operated laundry facilities in multiple housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes.  Mac-Gray contracts its laundry rooms under long-term leases.  These leases typically grant Mac-Gray exclusive contract rights to laundry rooms on the lessor’s premises for a fixed term, which is generally seven to 10 years, in exchange for a negotiated portion of the revenue collected.  Mac-Gray serves approximately 63,000 multi-housing laundry rooms located in 40 states and the District of Columbia.

Mac-Gray also sells, services and leases commercial laundry equipment to commercial laundromats and institutions through its product sales division.  This division also includes the Company’s MicroFridge® business, where Mac-Gray sells its proprietary MicroFridge® line of products, which are combination refrigerators/freezers/microwave ovens utilizing patented Safe Plug™ circuitry.  The products are marketed throughout the United States to colleges, the federal government for military housing, hotels and motels, and assisted living facilities.  MicroFridge® also has entered into agreements with Maytag Corporation to market Maytag’s Magic Chef®, Amana® and Maytag® lines of home appliances under its MaytagDirect™ program throughout the United States.  MicroFridge® and Maytag® products bear the ENERGY STAR® designation.  To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Intelligent Laundry Solutions™, Intelligent Laundry Systems™, LaundryView™, PrecisionWash™ and MaytagDirect™ are trademarks of Mac-Gray Corporation.  MicroFridge® is a registered trademark of Mac-Gray Corporation.  All other product names, service marks and trademarks mentioned herein are trademarks of their respective owners.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s estimates of revenue, earnings, earnings per share, interest expense, income tax rate, depreciation and amortization expense, and capital expenditures for the full year 2005.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to successfully integrate the acquired assets and operations of Web Service Company and service the increased debt incurred to finance the acquisition, as well as the risks that the Company will incur unanticipated costs related to the acquired operations or not realize expected revenues, synergies and cost savings, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other reports subsequently filed with the Securities and Exchange Commission.

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)

(In thousands, except per share data; Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2004	2005	2004	2005

Revenue:
Facilities management revenue	$34,803	$52,922	$69,887	$106,433
Sales	10,408	10,461	18,884	19,323
Total revenue	45,211	63,383	88,771	125,756

Cost of revenue:
Cost of facilities management revenue	23,547	35,721	46,994	70,702
Depreciation and amortization	5,369	7,835	10,332	15,580
Cost of product sold	7,153	7,795	13,191	14,321
Total cost of revenue	36,069	51,351	70,517	100,603

Gross margin	9,142	12,032	18,254	25,153

Selling, general and administration expenses	6,618	7,647	12,487	15,354
Loss on early extinguishment of debt	—	—	183	207
Gain on sale of assets	(74)	(10,863)	(1,307)	(10,887)
Income from operations	2,598	15,248	6,891	20,479

Interest and other expense, net	1,056	2,553	2,123	4,825
Income before provision for income taxes	1,542	12,695	4,768	15,654

Provision for income taxes	665	5,395	2,052	6,652

Net income	$877	$7,300	$2,716	$9,002

Net income per common share – basic	$0.07	$0.57	$0.21	$0.70
Net income per common share – diluted	$0.07	$0.55	$0.21	$0.68
Weighted average common shares outstanding – basic	12,673	12,848	12,640	12,829
Weighted average common shares outstanding – diluted	13,069	13,204	13,031	13,183

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	December 31,	June 30,
	2004	2005
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,491	$11,375
Trade receivables, net of allowance for doubtful accounts	8,437	4,943
Inventory of finished goods	5,099	11,328
Prepaid expenses, facilities management rent and other current assets	10,242	8,035
Total current assets	30,269	35,681
Property, plant and equipment, net	89,776	115,355
Goodwill	37,941	37,941
Intangible assets, net	33,950	112,571
Prepaid expenses, facilities management rent and other assets	10,394	11,231
Total assets	$202,330	$312,779

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$6,103	$15,982
Trade accounts payable and accrued expenses	15,415	20,971
Accrued facilities management rent	10,685	14,271
Deferred revenues and deposits	803	171
Total current liabilities	33,006	51,395
Long-term debt and capital lease obligations	67,225	150,487
Deferred income taxes	25,464	25,105
Other liabilities	699	875
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock of Mac-Gray Corporation ($.01 par value, 5 million shares authorized, no shares outstanding)	—	—
Common stock of Mac-Gray Corporation ($.01 par value, 30 million shares authorized, 13,443,754 issued and 12,782,089 outstanding at December 31, 2004, and 13,443,754 issued and 12,864,662 outstanding at June 30, 2005)	134	134
Additional paid in capital	68,568	68,568
Accumulated other comprehensive income	822	462
Retained earnings	13,283	21,766
	82,807	90,930
Less: common stock in treasury, at cost (661,665 shares at December 31, 2004 and 579,092 shares at June 30, 2005)	(6,871)	(6,013)
Total stockholders’ equity	75,936	84,917
Total liabilities and stockholders’ equity	$202,330	$312,779

MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income to Adjusted Net Income

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2004	2005	2004	2005

Net income, as reported	$877	$7,300	$2,716	$9,002

Income before provision for income taxes, as reported	$1,542	$12,695	$4,768	$15,654
Gain on non-recurring sale of assets	—	(10,767)	(1,218)	(10,767)
Loss on early extinguishment of debt	—	—	183	207
Income before provision for income taxes, as adjusted	1,542	1,928	3,733	5,094
Provision for income taxes, as adjusted	665	819	1,607	2,165

Net income, as adjusted	$877	$1,109	$2,126	$2,929

Diluted earnings per share, as adjusted	$0.07	$0.08	$0.16	$0.22

To supplement the Company’s unaudited consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes presentation of this measure is appropriate to enhance an overall understanding of our historical financial performance and future prospects.  Adjusted net income, which is adjusted to exclude certain gains and losses from the comparable GAAP net income, is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.